UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 4, 2010

GENTOR RESOURCES, INC.

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(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-130386 (Commission file number)	20-267977 (IRS Employer Identification Number)

2289 Pahsimeroi Road

Patterson, Idaho 83253

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(Address of principal executive offices)

(406) 287-3046

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(Registrant’s telephone number, including area code)

n/a

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(Former name or former address, if changes since last repot)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Statement Regarding Forward-looking Statements

This Form 8-K may contain “forward looking” statements or statements which arguably imply or suggest certain things about our future.  Statements, which express that we “believe”, “anticipate”, “expect”, or “plan to”, as well as, other statements which are not historical fact, are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on assumptions that we believe are reasonable, but a number of factors could cause our actual results to differ materially from those expressed or implied by these statements.  We do not intend to update these forward looking statements.

Section 8 - Other Events.

Item 8.01.  Other Events.

On January 4, 2010, Gentor Resources, Inc., a Florida corporation (the “Company”) issued a press release to announce that a letter of intent has been executed by and among the Company, Arabian Peninsula Projects Ltd., African Precious Minerals Ltd. and Tembo Capital LLP relating to the proposed acquisition by the Company of all of the issued and outstanding equity securities of APM Mining Limited, a British Virgin Islands registered company (“APM Mining”).

APM Mining is a mineral exploration company which has secured the earn-in rights to specific exploration ground holdings in the Sultanate of Oman, comprising of strategic sites identified as having significant potential for copper mineralization.

The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Section 9 - Exhibits

Item 9.01 Exhibits

99.1

Press Release dated January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Dated: January 5, 2010

Gentor Resources, Inc.

/s/ Lloyd J. Bardswich

By: Lloyd J. Bardswich, President and principal executive officer